EXHIBIT 10.11

August 16, 2013

Social Reality Inc.

Mr. Christopher Miglino

456 Seaton Street

Los Angeles, California, 90013

Re: Consulting Agreement

Dear Mr. Miglino

This Consulting Agreement (“Agreement”) will certify that Social Reality Inc. (hereinafter referred to as “the Client”) has agreed to engage Steven Antebi (“SSA”) on a non-exclusive basis to perform services related to financial consulting matters pursuant to the terms and conditions set forth herein.

1.

Services. SSA shall act as advisor to the Client and perform, as requested by the Client, the following Services:

a.

Advise the Client on all matters relating to possible financings.

b.

Advise the Client on matters relating to mergers and acquisitions.

c.

Advise the Client on any and all business combinations

d.

Advise the Client on developing a board of directors.

e.

Advise Client on setting up proper audit, compensation, governance and nomination committees.

f.

Advise the Client on directors and offices liability policies. Review existing policy

g.

Advise the Client on qualified and non-qualified stock option plans.

h.

Advise the Client on hiring investor relations

2.

Performance of Services. SSA shall be obligated to provide the Services as and when requested by Client and shall not be authorized or obligated to perform any Services on SSA’s own initiative. The Services shall be performed reasonably promptly after Client’s request, consistent with SSA’s availability. It is understood that the Services to be provided hereunder are not exclusive to the Client and SSA has other business obligations, including acting as consultant for other companies, provided however that SSA shall not provide services to any potential or actual competitor of the Client during the Term of this agreement.

3.

Relationship of the Parties. SSA shall be, and at all times during the Term of the Agreement shall remain, an independent contractor. As such, SSA shall determine the means and methods of performing the Services hereunder and shall render the Services at such places it determines. The Client shall pay all reasonable costs and expenses incurred by SSA in the performance of its duties hereunder, provided however such costs and expenses shall not exceed $250.00 without Client’s prior written approval.

4.

Assurances. Client acknowledges that all opinions and advices (written or oral) given by SSA to the Client in connection with this Agreement are intended solely for the benefit and use of Client, and Client agrees that no person or entity other than Client shall be entitled to make use of or rely upon the advice of SSA to be given hereunder.  Furthermore, no such opinion or advice given by SSA shall by used at any time, in any manner or for any purpose, and shall not be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, except as may be contemplated herein. Client shall not make any public references to SSA without SSA’s prior written consent or as required by applicable law.

5.

Compensation. As compensation for the Services to be performed by SSA hereunder, SSA shall receive the following:

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A retainer in the form of 440,000 shares of Class A Common shall be granted following the execution of this agreement.

-

A retainer in the form of 86,000 shares of to-be-created Series 1 Preferred Stock shall be granted as soon as practicable following the execution of this agreement.  The designations, rights and preferences of the to-be-created Series 1 Preferred Stock are attached hereto as Exhibit A.  SSA acknowledges it has read such designations, rights and preferences, including the limitations on the sale, transfer, assignment, hypothecation or other disposition of the Series 1 Preferred Stock and the shares of Class A Common Stock issuable upon the conversion of the Series 1 Preferred Stock, and hereby consents to such limitations.

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A value of three hundred thousand dollars shall be considered as full payment for the services to be rendered under this three-year agreement.  SSA agrees to pay all taxes, federal and state, relating to this agreement.  SSA agrees to indemnify the Client for any claim for unpaid taxes which might arise from the receipt of shares.

6.

Additional Services. Should Client desire SSA to perform additional services not outlined herein, Client may make such request to SSA in writing. SSA may agree to perform those services at its sole discretion; however, any additional services performed by SSA may require an additional compensation schedule to be mutually agreed upon prior to rendering such services.

7.

Term. This Agreement shall be binding upon all parties when executed by the Client and remain in effect until July 01, 2016 unless otherwise mutually agreed upon in writing by Client and SSA.

8.

Due Diligence/Disclosure

a.

Client recognizes and confirms that, in advising Client and in fulfilling its retention hereunder, SSA will use and rely upon data, material and other information furnished to it by Client. Client acknowledges and agrees that in performing its Services under this Agreement, SSA may relay upon the data, material and other information supplied by Client without independently verifying the accuracy, completeness or veracity of it.

b.

Except as contemplated by the terms hereof or as required by applicable law, SSA shall keep confidential, indefinitely, all non-public information provided to it by Client, and shall not disclose such information to any third party without Client’s prior written consent, other than such of its employees and advisors as SSA reasonably determines to have a need to know.

9.

Indemnification.

a.

Client shall indemnify and hold SSA harmless against any and all liabilities, claims, lawsuits, including any and all awards and/or judgments to which it may become subject under the Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”) or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits, (including awards and/or judgments) arise out of or are in connection with the Services rendered by SSA in connection with this Agreement, except for any liabilities, claims, and lawsuits (including awards, judgments and related costs and expenses), arising out of acts or omissions of SSA. In addition, the Client shall indemnify and hold SSA harmless against any and all reasonable costs and expenses, including reasonable attorney fees, incurred or relating to the foregoing. If it is judicially determined that Client will not be responsible for any liabilities, claims and lawsuits or expenses related thereto, the indemnified party, by his or its acceptance of such amounts, agrees to repay Client all amounts previously paid by Client to the indemnified person and will pay all costs of collection thereof, including but not limited to reasonable attorney’s fees related thereto. SSA shall give Client prompt notice of any such liability, claim or lawsuit, which SSA contends is the subject matter of Client’s indemnification and SSA thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting there from any and all proceedings or hearings before any regulatory bodies and/or authorities.

b.

SSA shall indemnify and hold Client and its director, officers, employees and agents harmless against any and all liabilities, claims and lawsuits, including and all award and/or judgments to which it may become subject under the Act, the 1934 Act or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) that may arise out of or are based upon SSA’s gross negligence or willful misconduct, or any untrue statement or alleged untrue statement of a material fact or omission of a material fact required to be stated or necessary to make the statement provided by SSA not misleading, which statement or omission was made in reliance upon information furnished in writing to Client by or on behalf of SSA for inclusion in any registration statement or prospectus or any amendment or supplement thereto in connection with any transaction to which this Agreement applies. In addition, SSA shall also indemnify and hold Client harmless against any and all costs and expenses, including reasonable attorney fees, incurred or relating to the foregoing. Client shall give SSA prompt notice of any such liability, claim or lawsuit which Client contends is the subject matter of SSA’s indemnification and SSA thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise or dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

c.

The indemnification provisions contained in this Section 10 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

10.

General Provisions.

a.

Entire Agreement. This Agreement between Client and SSA constitutes the entire agreement between and understandings of the parties hereto, and supersedes any and all pervious agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

b.

Notice. Any notice or communication permitted or required hereunder shall be in writing and deemed sufficiently given if hand-delivered (I) five (5) calendar days after being sent postage prepaid by registered mail, return receipt requested; or (ii) one (1) business day after being sent via facsimile with confirmatory notice by U.S. mail, to the respective parties as set forth above, or to such other address as either party may notify the other in writing.

c.

Binding Nature. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns. All materials generated pursuant to Section 1 or otherwise produced by SSA for and on behalf of Client during the Term of this Agreement shall be the sole and exclusive property of Client.

d.

Counterparts. This Agreement may be executed by any number of counterparts, each of which together shall constitute the same original document.

e.

Amendments. No provisions of the Agreement may be amended, modified or waived, except in writing signed by all parties hereto.

f.

Assignment. This Agreement cannot be assigned or delegated, by either party, without the prior written consent of the party to be charged with such assignment or delegation, and any unauthorized assignments shall be null and void without effect and shall immediately terminate the Agreement.

g.

Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California, without giving effect to its conflict of law principles. The parties hereby agree that any dispute(s) or claim(s) with respect to this Agreement of the performance of any obligations thereunder, shall be settled by arbitration and commenced and adjudicated under the rules of the American Arbitration Association. The arbitration shall take place in Los Angeles, California if commenced by either party. The arbitration shall be conducted before a panel of three (3) arbitrators, one appointed by each of the parties and the third selected by the two appointed arbitrators.  The arbitrators in any arbitration proceeding to enforce this Agreement shall allocate the reasonable attorney’s fees, among one or both parties in such proportion as the arbitrators shall determine represents each party’s liability hereunder. The decision of the arbitrator shall be final and binding and may be entered into any court having proper jurisdiction to obtain a judgment for the prevailing party. In any proceeding to enforce an arbitration award, the prevailing party in such proceeding shall have the right to collect from the non-prevailing party, its reasonable fees and expenses incurred in enforcing the arbitration award (including, without limitation, reasonable attorney’s fees).

If you are in agreement with the foregoing, please execute two copies of this Agreement in the space provided below and return them to the undersigned.

Very truly yours,

/s/ Steven Antebi
Steven Antebi

ACCEPTED AND AGREED TO THIS 16TH DAY OF AUGUST, 2013

Social Reality, Inc.

By: /s/ Christopher Miglino

Christopher Miglino

Chief Executive Officer

Exhibit A

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

OF

SERIES 1 PREFERRED STOCK OF SOCIAL REALITY, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, the undersigned President of SOCIAL REALITY, INC. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY that pursuant to the authority contained in the Corporation’s Certificate of Incorporation, as amended, and in accordance with the provisions of the resolution creating a series of the class of the Corporation’s authorized Preferred Stock designated as Series 1 Preferred Stock as follows:

FIRST:  The Certificate of Incorporation, as amended, of the Corporation authorizes the issuance by the Corporation of 250,000,000 shares of Class A common stock, $0.001 par value per share (the “Class A Common Stock”), 9,000,000 shares of Class B common stock, $0.001 par value per share (the “Class B Common Stock”) and 50,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), and, further, authorizes the Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.

SECOND: By unanimous written consent of the Board of Directors of the Corporation dated August 9, 2013, the Board of Directors designated 200,000 shares of the Preferred Stock as Series 1 Preferred Stock.  The designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Series 1 Preferred Stock shall be as hereinafter described.

THIRD: Article IV of the Certificate of Incorporation of this Corporation, as amended, is further amended to include the following:

Section 5.

Series 1 Preferred Stock.

The Corporation shall designate a series of Preferred Stock, consisting of 200,000 shares, as Series 1 Preferred Stock which shall have the following designations, rights and preferences:

(a).

Stated Value.  The stated value of the Series 1 Preferred Stock shall be $0.001 per share.

(b).

Dividends.  The holders of Series 1 Preferred Stock shall be entitled to receive dividends as may be declared by the Corporation on the Series 1 Preferred Stock; provided, however, there is no obligation by the Corporation to ever declare or pay dividends on the Series 1 Preferred Stock.

(c).

Conversion.  Each share of Series 1 Preferred Stock is convertible, at the option of the holder, into 10 shares of Class A Common Stock (the “Conversion Ratio”).  If the Corporation at any time after the issuance date of the Series A Preferred Stock subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Class A Common Stock into a greater number of shares, the Conversion Ratio in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time after the issuance date of the Series A Preferred Stock combines (by combination, reverse stock split or otherwise) its outstanding shares of Class A Common Stock into a smaller number of shares, the Conversion Ratio in effect immediately prior to such combination will be

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proportionately increased.  In the event any shares of Series 1 Preferred Stock shall be converted pursuant to this section, the shares so converted shall automatically be cancelled and returned to the status of authorized but unissued shares of Preferred Stock.

(d).

Fundamental Transaction.  In case the Corporation shall at any time prior to the conversion of the shares of Series 1 Preferred Stock consolidate or merge with any other corporation (unless the Corporation shall be the surviving entity) or transfer all or substantially all of its assets to any other corporation, entity or individual preparatory to a dissolution, and unless the definitive agreement for such transaction shall otherwise provide, then the Corporation shall, as a condition precedent to such transaction, cause effective provision to be made so that the holder of shares of the Series 1 Preferred Stock shall be entitled to receive the kind and amount of shares, evidences of indebtedness, and/or other property receivable on such transaction by a holder of the number of shares of Class A Common Stock as to which the Series 1 Preferred Stock was convertible immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interests of the holder of the shares of Series 1 Preferred Stock to the effect that the provisions of these designations, rights and preferences shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness, or other securities or assets thereafter deliverable upon the conversion of the shares of Series A Preferred Stock.

(e).

Redemption.  The Series 1 Preferred Stock is not redeemable without the prior express written consent of the holders of a the majority of all then outstanding shares of such Series 1 Preferred Stock.  In the event any shares of Series 1 Preferred Stock shall be redeemed pursuant to this section, the shares so redeemed shall automatically be cancelled and returned to the status of authorized but unissued shares of Preferred Stock.

(f).

Voting Rights. The shares of Series 1 Preferred Stock shall not be entitled to any voting rights except as may be specified by the Delaware General Corporation Act.

(g).

Liquidation, Dissolution, Winding-Up.  In the event of the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of shares of the Series 1 Preferred Stock then outstanding shall be entitled to receive, out of the remaining assets of the Corporation available for distribution to its stockholders, an amount equal to $0.001 per share.

(h).

No Preemptive Rights.  No holder of the Series 1 Preferred Stock shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class of the Corporation’s securities, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class of the Corporation’s securities.

(i).

Restrictions on Dispositions.  The number of shares of Series 1 Preferred Stock, as well as the number of shares of Class A Common Stock issued upon a conversion of shares of Series 1 Preferred Stock, that a holder may sell, transfer, assign, hypothecate or otherwise dispose of (collectively or severally, a “Disposition”) at any one time shall be limited to an amount which is pari passu to any Disposition of Class A Common Stock by either Christopher Miglino and/or Erin DeRuggerio.  For example, if Mr. Miglino and Ms. DeRuggerio should collectively dispose of 10,000 shares of Class A Common Stock, the holder shall be entitled to dispose of 10,000 shares of Series 1 Preferred Stock, or 10,000 shares of Class A Common Stock previously received upon the conversion of shares of Series 1 Preferred Stock.  In addition, should either Mr. Miglino or Ms. DeRuggerio make a Disposition for which the holder of Series 1 Preferred Stock does not make a pari passu Disposition, the holder shall be entitled to aggregate such prior Disposition with a future Disposition by either Mr. Miglino and/or Ms. DeRuggerio to determine the numerical limitation of shares of Series 1 Preferred Stock, or shares of Class

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A Common Stock received upon the conversion of a portion of the Series 1 Preferred Stock, the holder is then eligible to dispose.  For example, if Mr. Miglino and Ms. DeRuggerio should collectively dispose of 10,000 shares of Class A Common Stock in a Disposition for which the holder of Series 1 Preferred Stock did not make a pari passu Disposition, followed thereafter by a Disposition of an additional 15,000 shares of Class A Common Stock, the holder shall be entitled to dispose of an aggregate of 25,000 shares of Series 1 Preferred Stock, or 25,000 shares of Class A Common Stock previously issued upon the conversion of shares of Series 1 Preferred Stock.  Notwithstanding anything contained herein, the holder of Series 1 Preferred Stock is not obligated to make any Dispositions of Series 1 Preferred Stock or Class A Common Stock issued upon the conversion of Series 1 Preferred Stock.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by its Chief Executive Officer as of this ____ day of August, 2013.

SOCIAL REALITY, INC.

By:
Chris Miglino, Chief Executive Officer

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